UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2024

Estrella Immunopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40608	86-1314502
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 318-9098

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2024, the Board of Directors of Estrella Immunopharma, Inc. (the “Company”) appointed Ms. Hong Zhang as Chairperson and a member of the Company’s Board of Directors (the “Board”), effective as of the same date. Ms. Zhang’s appointment increases the size of Estrella’s Board from five to six directors. Dr. Cheng Liu, Estrella’s Chief Executive Officer and previous Chairperson, will continue to serve as a director on the Board.

As of the date of this Current Report on Form 8-K, Ms. Hong Zhang has not been named to any committees of the Board.

In connection with Ms. Zhang’s appointment, the Company has entered into a Nonemployee Director Agreement with Ms. Zhang, pursuant to which Ms. Zhang will receive compensation of $5,000 per calendar quarter for her service as a director and an additional $2,500 per calendar quarter for her service as Chairperson of the Board. The Company will also reimburse Ms. Zhang for reasonable expenses incurred in connection with her duties as a director and chairperson. In addition, the Company expects to enter into an indemnification agreement with Ms. Zhang on substantially similar terms as the indemnification agreements the Company has entered into with its other non-employee directors and executive officers. This indemnification agreement requires the Company to indemnify Ms. Zhang for certain reasonable expenses, including attorneys’ fees and retainers, court costs, and witness and expert costs, incurred by Ms. Zhang in any action or proceeding, and any appeal thereof, arising out of their services as directors or executive officers of the Company or any other company or enterprise to which they provide services at the request of the Company.

In addition, the Company is currently engaged in negotiations to enter into a Consulting Agreement with a company owned by Ms. Zhang pursuant to which consulting services would be provided to the Company related to potential strategic initiatives of the Company in Asia, including the development and management of relationships with potential business partners. The compensation and other material terms of the Consulting Agreement are still being negotiated and will be subject to approval by the Board’s audit committee in accordance with the Company’s related party transactions policy. Upon such Consulting Agreement being entered into, the Company will file an amendment to this Form 8-K within four business days after the information is determined or becomes available, in accordance with Item 5.02(d)(4) of Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 14, 2024, the Company issued a press release announcing Ms. Zhang’s appointment as chairperson and the expansion of the Board from fix to six directors as described under Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Estrella Immunopharma, Inc. on August 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTRELLA IMMUNOPHARMA, INC.

Date: August 20, 2024

	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer